UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K
                                 Current Report
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                                  July 30, 2004
                           --------------------------


                          GLOBETEL COMMUNICATIONS CORP.
                     ---------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                       0-23532            88-0292161
         --------                       -------            ----------
(State or other jurisdiction         (Commission       (I.R.S. Employer
            of incorporation)         File Number)     Identification Number)


      9050 Pines Blvd., Suite 110
           Pembroke Pines, FL                                33024
 (Address of principal executive offices)                  (Zip Code)


                                 (954) 241-0590
               (Registrant's telephone number including area code)

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ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE

On July 30, 2004, Globetel Communications Corp. (GlobeTel) filed with the Delaware Secretary of State, three Certificates of Designation, designating three new series of Preferred Shares, Series B, C and D.

Series B Preferred Shares have been authorized in the amount of 35,000 shares. The shares have the following rights and attributes:

1.   Liquidation value: $10.00 per share

2. Conversion Rights: Beginning on the first anniversary of the First Closing Date and for a period of two years thereafter, the Purchaser may convert (in whole or part) its Series B Preferred Stock into GLOBETEL common stock. The Series B Preferred Stock shall be convertible in at least 1,000 share increments. Each increment, at the time of conversion, will represent 1% of the issued and outstanding shares of GlobeTel common stock. On the third anniversary of the First Closing Date, all shares of Series B Preferred Stock owned by the Purchaser will automatically be converted into GlobeTel common stock (to the extent such shares have not been converted into common stock prior to this date).

3. Voting Rights: Provided that at least 85 % of the Series B Preferred Stock remains outstanding, the Holders of the Series B Preferred Stock, voting as a group, will have voting rights equal to 50% plus one share of GlobeTel's authorized shares of common stock for a period of three years from the date of the first issuance of Series B shares.

Series C Preferred Shares have been authorized in the amount of 5,000 shares. The shares have the following rights and attributes:


1.   Liquidation value: $10.00 per share

2. Conversion Rights: Convertible after one year from date of issuance into shares of Globetel Common Shares on the basis of 1,000 Series C shares shall equal 2% of the Common shares issued and outstanding at the time of conversion. All shares must be converted by the third anniversary of the date of first issuance of the shares or the shares shall automatically convert.

3. Voting Rights: The shares shall have voting rights equal to the number of common shares into which the preference shares may be converted at the time of any vote.

Series D Preferred Shares have been authorized in the amount of 5,000 shares. The shares have the following rights and attributes:

1.   Liquidation Value: $10.00 per share

2. Conversion Rights: : Convertible after two years from date of issuance into shares of Globetel Common Shares on the basis of 1,000 Series C shares shall equal 2% of the Common shares issued and outstanding at the time of conversion. All shares must be converted by the third anniversary of the date of first issuance of the shares or the shares shall automatically convert.

3. Voting Rights: The shares shall have voting rights equal to the number of common shares into which the preference shares may be converted at the time of any vote.

ITEM 7.   EXHIBITS

Item No.  Description

4.1       Certificate of Designation for Series B Preferred Shares

4.2       Certificate of Designation for Series C Preferred Shares

4.3       Certificate of Designation for Series D Preferred Shares



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              GLOBETEL COMMUNICATIONS CORP.


August 3, 2004                                By:  /s/ Timothy Huff
                                                   ----------------
                                                       Timothy Huff
                                                       Chief Executive Officer